                                                Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274


            Addendum to Prospectus Supplement Dated February 24, 2006


                                                      Dated:  September 15, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                                  SAVING BONDS

                     --------------------------------------

The interest rate of each State of Israel Saving Bond to be sold during the Sales Period commencing on September 15, 2006 and terminating on September 30, 2006 is:

         2-Year Saving Bond:                         5.10%
The aggregate amount of principal and interest that will be payable upon maturity of each $2,500 unit of 2-year Saving Bond is $2,762.


         5-Year Mazel Tov Saving Bond ($100):        4.90%
The aggregate amount of principal and interest that will be payable upon maturity of each Mazel Tov Bond is $127.


         10-Year Saving Bond:                        5.65%
The aggregate amount of principal and interest that will be payable upon maturity of each $2,500 unit of 10-year Saving Bond is $4,331.

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by September 26, 2006.